UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2016

Commission File Number:  000-49760

Petro River Oil Corp.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
98-0611188
(IRS Employer Identification No.)

205 East 42nd Street, Fourteenth Floor, New York, New York 10017
(Address of principal executive offices)

469-828-3900
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 21, 2016, Petro River Oil Corp. (the "Company") hosted an investor and corporate update conference to present the Company's corporate strategy. A copy of the transcript of the call is attached to this Current Report on Form 8-K as Exhibit 99.1, and a copy of the presentation was filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed on April 12, 2016.

On April 21, 2016, the Company also released a corporate profile, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2.

In accordance with General Instruction B.2 for Form 8-K, the information in this Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

Item 8.01 Other Events.

See Item 7.01.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petro River Oil Corp.

Date:   April 22, 2016
By:	/s/ Scot Cohen

Name: Scot Cohen
Title: Executive Chairman

Exhibit Index

Exhibit No.	Description
EX-99.1	Corporate Call Transcript
EX-99.2	Corporate Presentation